UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 22, 2017

FullCircle Registry, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-51918	61-1363026
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 Summit Drive; Shelbyville, KY 40065-9540
(Address of principal executive offices)

(502) 410-4500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ..Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ..Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ..Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ..Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2017, Carl R. Austin resigned from the Company’s Board of Directors.

The Company plans to search for a qualified candidate to fill the vacancy created by Mr. Austin’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FullCircle Registry, Inc.

Date: 06-22-2017

By: Matthew T. Long

Name: Matthew T. Long

Title: President and Chief Financial Officer

President

Chief Financial Officer